                                                                 Exhibit 99.g.21

                                   APPENDIX C
                                       TO
                THE FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT
                                     BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                         Dated as of November ____, 2005

The following is a list of Funds for which the Delegate shall act as Foreign Custody Manager under the Foreign Custody Manager Delegation Agreement dated as of May 1, 1999 (the "Agreement"):


                    Nicholas-Applegate U.S. Convertible Fund
             Nicholas-Applegate Emerging Markets Opportunities Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                      Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
              Nicholas-Applegate International All-Cap Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
            Nicholas-Applegate U.S. Systematic Large Cap Growth Fund
               Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.


NICHOLAS-APPLEGATE                         BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:                                        BY:
   -----------------------------              -------------------------------
NAME:  Deborah A. Wussow                   NAME:
TITLE: Assistant Secretary                 TITLE: